Exhibit 10.6

Lease Guaranty Agreement – Jas Mathur and Limitless X Holdings, Inc.

GUARANTY OF RETAIL LEASE, made as of October 15, 2025 (this “Guaranty”) by Jas Mathur, an individual and Limitless X Holdings, Inc., (“Guarantor”), whose addresses are set forth in Paragraph 10 hereof, in favor of RWBP HIGHLAND, L.P, a California limited partnership (“Landlord”), whose address is set forth in Paragraph 10 hereof.

WHEREAS, Landlord and LIMITLESS X HOLDINGS INC., a Florida corporation (“Tenant”), desire to enter into the Retail Lease dated October 15, 2025 (the “Lease”) concerning the premises on the ground floor, suite 270, of the mixed use building located at 1724 N Highland Avenue in the City of Los Angeles, County of Los Angeles, State of California (the “Building”);

WHEREAS, Guarantor is an indirect owner of Tenant and will derive substantial economic benefit from the execution and delivery of the Lease;

WHEREAS, Guarantor acknowledges that Landlord would not execute the Leas e if Guarantor did not execute and deliver to Landlord this Guaranty; and

WHEREAS, terms defined in the Lease and not otherwise defined herein are used herein as therein defined.

NOW THEREFORE, for and in consideration of the execution and delivery of the Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantors hereby covenant and agree as follows:

Guarantor absolutely, presently, continually, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, (i) the full and prompt payment by Tenant of all Minimum Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance by Tenant of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”).

Guarantor agrees that, without the consent of or notice to Guarantor and without affecting any of the Obligations: (i) the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed; (ii) the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned; (iii) any right or remedy under the Lease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (iv) Landlord may permit the Tenant to holdover the Premises beyond the Term; and (v) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other guarantor named herein, from any liability with respect to Guarantor’s obligations hereunder.

Guarantor’s liability under this Guaranty shall continue until all Obligations due under the Lease have been paid and performed in full, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided, rescinded, returned or recovered directly or indirectly from Landlord for any reason, including, without limitation, as a preference, fraudulent transfer, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment or performance had not been made or performed, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been avoided, rescinded, returned or recovered, or otherwise perform such obligation required to be performed by Tenant under the Lease.

Guarantor hereby warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease, and that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease. So long the Obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations.

Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and upon demand by Landlord, pay, when and as due, all Minimum Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable laws. This Guaranty is an absolute and unconditional guaranty of payment and performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor (or any of them), to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any defense based on the genuineness, validity, regularity or enforceability of the Lease; (vi) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement; (vii) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; (viii) all principles or provisions of law which conflict with the terms of this Guaranty; (ix) the defense of any statute of limitations in any action under or related to this Guaranty; and (x) any other rights and defenses that are or may become available to Guarantor by reason of §§2787 through 2855, inclusive, of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction. Moreover, Guarantor waives any right, statutory, or otherwise, for itself to require or for Tenant to require Landlord to apply rents received toward the Obligations, or to otherwise prioritize the receipt of rents as against the Obligations, and Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

Guarantor hereby waives and agrees not to assert or take advantage of any right to (i) exoneration if Landlord’s actions shall impair any security or collateral of Guarantor; (ii) any security or collateral held by Landlord; (iii) require Landlord to proceed against Tenant, to proceed against any other guarantor, including, without limitation, any other guarantor named herein; and (iv) to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code §§2809, 2810, 2819, 2845, 2849 and 2850.

Guarantor agrees and acknowledges that: (i) Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied; (ii), to the extent the waiver of Guarantor’s rights of subrogation and contribution set forth in clause (i) above is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor; and (iii) that the actions of Landlord may affect or eliminate any rights of subrogation, contribution or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord.

Except to the extent of the gross negligence or willful misconduct of Landlord, Guarantor agrees to indemnify, protect, defend and hold Landlord harmless from and against all losses, damages, claims, demands, costs, expenses and any other liability (including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and reasonable attorneys’ fees and costs) Landlord may suffer or incur in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Tenant’s obligations under the Lease.

Guarantor agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be altered, terminated, limited, affected or impaired by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of Minimum Rent and Additional Rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of the county in which the Building is located, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	Jas Mathur and Limitless X Holdings Inc.
9777 Wilshire Blvd. Suite 400
Beverly Hills CA 90212
Attention: Jas Mathur

To Landlord:	RWBP Highland, L.P.
c/o Redwood Partners, Inc.
32932 Pacific Coast Highway, #14-388
Dana Point, CA 92629
Attention: Asset Manager

Guarantor hereby represents and warrants to Landlord as follows:

No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.

The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of such Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

If Guarantor shall become bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or if Guarantor shall make an assignment for the benefit of creditors, or shall enter into a proceeding for the dissolution of marriage, notice of such occurrence or event shall be promptly furnished to Landlord by Guarantor. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires. This Guaranty may be assigned by Landlord voluntarily or by operation of law.

The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to Premises or the Rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in Premises or under the Lease shall affect the continuing obligations of Guarantor hereunder, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

[Signatures on following page]

N WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

JAS MATHUR

By:	/s/ Jas Mathur
Name:	Jas Mathur

LIMITLESS X HOLDINGS, INC

By:	/s/ Jaspreet Mathur
Name.	Jaspreet Mathur, CEO